Exhibit 99.3
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION:
The following selected Unaudited Pro Forma Financial Information is based on the historical financial statements of Genesis Fluid Solutions, Inc. (“Genesis”) and Cherry Tankers, Inc. (“CT”) and has been prepared to illustrate the effect of Genesis’s acquisition of CT. The Unaudited Pro Forma Financial Information has been prepared treating the transaction as a recapitalization of Genesis. CT reports its financial results on a financial year ending December 31. The financial statements of CT included in the following unaudited pro forma financial information are based on the audited statements of CT for the twelve months ended December 31, 2008 and the unaudited six months ended June 30, 2009. The pro forma balance sheet gives effect to the acquisition of CT as if it occurred on December 31, 2008 and June 30, 2009. The pro forma statements of operations give effect to the acquisition of CT as if it occurred on January 1, 2008 and January 1, 2009.
Because the selected unaudited pro forma combined financial information is based upon CT’s financial position and operating results during periods when CT was not under the control, influence or management of Genesis, the information presented may not be indicative of the results that would have actually occurred had the transaction been completed at, and for the twelve months ended, December 31, 2008 or at, and for the six months ended, June 30, 2009, as appropriate, nor is it indicative of future financial or operating results of the combined entity.

Genesis Fluid Solutions Holdings, Inc.

GENESIS FLUID SOLUTIONS HOLDINGS, INC.
Unaudited Pro Forma Combined Balance Sheet as of December 31, 2008

	Genesis Historical	CT Historical	Pro Forma	Genesis Consolidated
	Audited	Audited	Adjustments	Pro Forma

ASSETS
Current Assets:
Cash and Cash Equivalents	$9,076	$377	$—	$9,453
Accounts Receivable, Other	60,468	—	—	60,468

Total Current Assets	69,544	377	—	69,921

Fixed Assets, net	844,999	—	—	844,999
Patents, net	54,492	—	—	54,492
Patents, pending	98,097	—	—	98,097
Other non-current assets	2,334	—	—	2,334

Total Assets	1,069,466	377	—	1,069,843

LIABILITIES AND SHAREHOLDERS’ (DEFICIT)
Current Liabilities
Current portion of convertible and non-convertible notes and loans	1,012,242	—	—	1,012,242
Current portion of capital lease obligations	127,684	—	—	127,684
Trade Accounts Payable	207,580	2,439	—	210,019
Accrued and Other Liabilities	771,540	8,910	—	780,450
Due to Related Party	31,300	1,851	—	33,151
Customer Deposits	215,000	—	—	215,000

Total Current Liabilities	2,365,346	13,200	—	2,378,546

Long Term Debt, Less current portion
Notes Payable	84,666	—	—	84,666
Capital Lease Obligations	103,844	—	—	103,844

Total long term debt	188,510	—	—	188,510

Total Liabilities	2,553,856	13,200	—	2,567,056

Stockholders’ (Deficit)
Common Stock	2,496,609	1,370	(2,497,764)	215
Additional Paid in Capital	—	274,688	2,208,883	2,483,571
Accumulated other comprehensive (loss)	(10,867)	—	—	(10,867)
Accumulated Deficit	(3,970,132)	(288,881)	288,881	(3,970,132)

Total Shareholders’ (Deficit)	(1,484,390)	(12,823)	—	(1,497,213)

Total Liabilities and Shareholders’ (Deficit)	$1,069,466	$377	—	$1,069,843

GENESIS FLUID SOLUTIONS HOLDINGS, INC.
Unaudited Pro Forma Combined Balance Sheet as of June 30, 2009

	Genesis Historical	CT Historical	Pro Forma	Genesis Consolidated
	Audited	Audited	Adjustments	Pro Forma

ASSETS
Current Assets:
Cash and Cash Equivalents	$334,400	$4,939	$—	$339,339
Inventory – Work in Progress	12,061	—	—	12,061

Total Current Assets	345,461	4,939	—	350,400

Fixed Assets, net	781,029	—	—	781,029
Patents, net	52,285	—	—	52,285
Patents Pending	107,356	—	—	107,356
Debt Issuance Costs, net	333	—	—	333

Total Assets	1,286,464	4,939	—	1,291,403

LIABILITIES AND SHAREHOLDERS’ (DEFICIT)
Current Liabilities
Current portion of convertible and non-convertible notes and loans	945,269	—	—	945,269
Current portion of capital lease obligations	148,473	—	—	148,473
Trade Accounts Payable	271,460	4,349	—	275,809
Accrued and Other Liabilities	882,150	4,000	—	886,150
Due to Related Party	28,300	29,759	—	58,059
Customer Deposit	215,000	—	—	215,000

Total Current Liabilities	2,490,652	38,108	—	2,528,760

Long Term Debt, Less current portion
Notes Payable	84,666	—	—	84,666
Capital Lease Obligations	24,892	—	—	24,892

Total long term debt	109,558	—	—	109,558

Total Liabilities	2,600,210	38,108	—	2,638,318

Stockholders’ (Deficit)
Common Stock	3,647,361	1,370	(3,648,516)	215
Additional Paid in Capital	—	274,688	3,339,239	3,613,927
Accumulated other comprehensive (loss)	(12,210)	—	—	(12,210)
Accumulated Deficit	(4,948,897)	(309,227)	309,277	(4,948,847)
Total Shareholders’ (Deficit)	(1,313,746)	(33,169)	—	(1,346,915)

Total Liabilities and Shareholders’ (Deficit)	$1,286,464	$4,939	—	$1,291,403

GENESIS FLUID SOLUTIONS HOLDINGS, INC.
Unaudited Pro Forma Combined Statements of Operations for the Twelve Months Ended December 31, 2008

	Genesis	CT
	Historical	Historical	PRO FORMA	Genesis
	Audited	Audited	ADJUSTMENTS	PRO FORMA

Net revenues	$35,097	$—	$—	$35,097
Cost of revenues	393,683	—	—	393,683

Gross (Deficit)	(358,586)	—	—	(358,586)

Expenses:
Sales and Marketing	92,460	—	—	92,460
General and Administrative	494,361	218,903	—	713,264
Research and Development	2,011	—	—	2,011

Total Expenses	588,832	218,903	—	807,735

Operating (Loss)	(947,418)	(218,903)	—	(1,166,321)

Other Income and (Expense):
Interest Expense	(332,220)	—	—	(332,220)
Loss on disposal	(174,125)	—	—	(174,125)
Impairment loss	(124,630)	—	—	(124,630)
Other	10,103	—	—	10,103

Total Other Income/(Expense)	(620,872)	—	—	(620,872)

Net (Loss)	$(1,568,290)	$(218,903)	—	$(1,787,193)

Basic and diluted gain(net loss) per share	$(1.57)	$(0.02)		$(0.17)
Shares used in computing earnings (loss) per share	1,000,000	13,705,000		10,631,000

GENESIS FLUID SOLUTIONS HOLDINGS, INC.
Unaudited Pro Forma Combined Statements of Operations for the Six Months Ended June 30, 2009

	Genesis	CT	PRO FORMA	Genesis
	Historical	Historical	ADJUSTMENTS	PRO FORMA

Net revenues	$—	$—	$—	$—
Cost of revenues	75,571	—	—	75,571

Gross (Deficit)	(75,571)	—	—	(75,571)

Costs and Expenses:
Sales and Marketing	23,929	—	—	23,929
General and Administrative	616,328	20,346	—	636,674
Research and Development	—	—	—	—

Total Operating Expenses	640,257	20,346	—	660,603

Operating (Loss)	(715,828)	(20,346)	—	(736,174)

Other Income and (Expense):
Interest Expense	(262,937)	—	—	(262,937)

Total Other Income/(Expense)	(262,937)	—	—	(262,937)

Net (Loss)	$(978,765)	$(20,346)	$—	$(999,111)

Basic and diluted net loss per share	$(0.98)	$(0.00)		$(0.09)

Shares used in computing loss per share	1,000,000	13,705,000		10,631,000

GENESIS FLUID SOLUTIONS HOLDINGS, INC.
SIGNIFICANT NOTES AND ASSUMPTIONS TO THE PRO FORMA
FINANCIAL STATEMENTS
The unaudited pro forma balance sheets give effect to the following unaudited pro forma adjustments:
1.	Adjustment reflects the accounting for the effective assumption of CT’s liabilities in excess of assets as a capital transaction and to revise the par value of the post-transaction outstanding common stock.